SLR International Corporation 165 S. Union Blvd., Suite 888, Lakewood, CO 80228

Exhibit 23.1

June 23, 2026

Consent of Qualified Person

SLR International Corporation (“SLR”), in connection with the Paramount Gold Nevada Corp. Current Report on Form 8-K (the “Form 8-K”), consents to:

i.

the filing of the technical report summary titled “S-K 1300 Technical Report Summary, Sleeper Gold Mine, Humboldt County, Nevada” (the “TRS”), dated June 17, 2026, as an exhibit to and referenced in the Form 8-K;

ii.	the incorporation by reference of the TRS in the Registration Statements on Form S-3 (333-275376) and Form S-8 (No. 333-205024, No. 333-262857 and No. 333-291058) (the “Registration Statements”);

iii.	the use of and references to our name in connection with the TRS, Form 8-K, and the Registration Statements; and

iv.

the information derived, summarized, quoted or referenced from the TRS, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 8-K and the Registration Statements.

SLR International Corporation is responsible for authoring, and this consent pertains to all sections of the TRS.

SLR International Corporation

Per:

/s/ Grant A. Malensek

Grant A. Malensek, P.Eng.

Technical Director – Mining Advisory

Financial Sector Services (Americas)

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